UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 30, 2006
THE JPMORGAN CHASE 401(k) SAVINGS PLAN
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

JPMorgan Chase & Co.
270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
Effective November 30, 2006, Mitchell & Titus, LLP (“Mitchell & Titus”) resigned as the independent registered public accounting firm for The JPMorgan Chase 401(k) Savings Plan (the “Plan”). Mitchell & Titus informed the Audit Committee of the Board of Directors of JPMorgan Chase & Co. (the “Audit Committee”) that its resignation relates to it becoming a member firm of Ernst & Young Global on such date.
The Audit Committee has accepted this resignation. A new independent registered public accounting firm for the Plan has not yet been engaged.
Mitchell & Titus was engaged as the independent registered public accounting firm of the Plan in 2005 and 2004 and, except for services rendered in connection with its audit of the financial statements of the Plan for the years ended December 31, 2005 and 2004, has not rendered any other services to the Plan.
The report of Mitchell & Titus on the Plan’s financial statements for the years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle during the years ended December 31, 2005 and 2004. During such year-end periods and the interim period of January 1, 2006 through November 30, 2006, there have been (1) no disagreements with Mitchell & Titus on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not satisfactorily resolved would have caused Mitchell & Titus to make reference thereto in their financial statement reports; and (2) no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).
The Plan requested that Mitchell & Titus furnish the Securities and Exchange Commission with a letter stating whether or not Mitchell & Titus agrees with the above statements, a copy of which is attached hereto as Exhibit 16.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit Number	Description of Exhibit

16.1	Letter dated November 30, 2006, from Mitchell & Titus, LLP to the Securities and Exchange Commission

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE JPMORGAN CHASE 401(k) SAVINGS PLAN
(Registrant)
By: /s/ Joseph L. Sclafani
Joseph L. Sclafani

Executive Vice President and Controller
(Principal Accounting Officer)
JPMorgan Chase & Co.

Dated: November 30, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

16.1	Letter dated November 30, 2006, from Mitchell & Titus, LLP to the Securities and Exchange Commission

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